UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/24/2011

SEITEL INC
(Exact name of registrant as specified in its charter)

Commission File Number:  0-14488

DE	76-0025431
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

10811 S. Westview Circle, Building C, Suite 100, Houston, TX 77043
(Address of principal executive offices, including zip code)

713-881-8900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Peter H. Kamin resigned from his position as Chairman and from the Board of Directors (the "Board") of Seitel, Inc. (the "Company"), effective as of October 24, 2011. Mr. Kamin's resignation did not result from any disagreement or concern regarding accounting or financial matters. Effective as of the same date, the size of the Board was reduced to ten directors as provided pursuant to the Amended and Restated Securities Holders Agreement by and among Seitel Holdings, Inc., ValueAct Capital Master Fund, L.P., Centerbridge Capital Partners II, L.P., Centerbridge Capital Partners SBS II, L.P. and the management investors identified therein, dated as of May 23, 2011, as previously filed by the Company in its Form 8-K filed on May 25, 2011.

Effective as of the same date, the Board appointed Gregory P. Spivy, a current director of the Company, as Chairman of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEITEL INC

Date: October 27, 2011	By:	/s/ Robert D. Monson
Robert D. Monson
President and Chief Executive Officer